UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2006

Date of Report (Date of earliest event reported)

USI Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road, Suite 160 South

Briarcliff Manor, NY 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Approval of Amended and Restated Management Incentive Plan and Amended and Restated 2002 Equity Incentive Plan

On May 24, 2006, a majority of the shareholders of USI Holdings Corporation (the “Company”) voted for the adoption of the Amended and Restated Management Incentive Plan (the “Management Incentive Plan”) and the Amended and Restated 2002 Equity Incentive Plan (the “2002 Equity Incentive Plan” and together with the Management Incentive Plan, the “Plans”). A copy of each of the Management Incentive Plan and the 2002 Equity Incentive Plan is attached to this report as Exhibits 10.1 and 10.2, respectively, and is incorporated herein by reference as though it were fully set forth herein. The description below of the Plans is a summary and is qualified in its entirety by the complete text of those documents.

Description of Amended and Restated Management Incentive Plan

Purpose. The purpose of the Management Incentive Plan is to provide executive officers and other key executives of the Company and its subsidiaries with an opportunity to earn annual incentive compensation, contingent on the achievement of certain performance goals, as an incentive and reward for their contributions to the growth, profitability and success of the Company.

Administration. The Management Incentive Plan will be administered by the Compensation Committee (the “Committee”) of the board of directors of the Company which will be comprised solely of at least two persons who, to the extent required to satisfy the exception for “qualified performance-based compensation” under Section 162(m) of the Code, will be “outside directors” within the meaning of such section.

Subject to the express provisions of the Management Incentive Plan, the Committee has the authority to (i) establish performance goals for the granting of awards for each plan year, (ii) determine the executive officers and other key executives to whom awards are to be made for each plan year, (iii) determine whether the performance goals for any plan year have been achieved, (iv) authorize payment of awards under the plan, (v) adopt, alter and repeal such administrative rules, guidelines and practices governing the plan as it deems advisable, and (vi) interpret the terms and provisions of the plan.

Determination of Awards. The amount of any award paid to a participant for any plan year will be an amount not greater than $3 million, which amount will be determined based on the achievement of one or more performance goals established by the Committee with respect to such participant. Performance goals may vary from participant to participant and shall be based upon one or more of the following criteria, as the Committee may deem appropriate: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created or economic profit; (7) operating margin or operating expense; (8) net income; (9) share price or total stockholder return; (10) book value; (11) expense ratio, (12) operating income; (13) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures; (14) loss ratio; (15) new business production; (16) investment programs initiated; (17) operating margin; (18) efficiency goals; and (19) employee retention or customer retention. The performance goals may be expressed as absolute goals, goals compared to past performance, goals compared to the performance of an index or benchmark or otherwise as determined by the Committee, and they may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing. Not later than the day immediately preceding the first day of the plan year (or a later date as may be permitted pursuant to Section 162(m) of the Code), the Committee will establish (i) the executive officers or other key executives who will be eligible for an award for such plan year, (ii) the performance goals for such plan year, and (iii) the corresponding annual incentive compensation amounts payable under the plan upon achievement of the performance goals and satisfaction of any other conditions specified by the Committee.

Payment of Award. Annual incentive compensation (if any) payable to any participant for a plan year will be paid after the end of the plan year, provided the Committee shall have first certified in writing (i) that the applicable performance goal or goals with respect to the participant for such plan year was satisfied and the level of attainment of the goal, and (ii) the amount of each participant’s award. The Committee, unless it determines otherwise, may exercise negative discretion to reduce the amount that would otherwise be payable under an award by reason of the applicable performance goals having been achieved. Payments under the plan will be in cash, except that, to the extent shares are available under a separate equity compensation plan of the Company and permitted to be granted in connection with an incentive award, the Committee may also provide that an award will be paid in whole or in part in shares of the Company’s common stock or other Company common stock-based awards, in any case with a fair market value at the time of payment not greater than $3 million. Unless otherwise determined by the Committee, a participant must be employed on the date of payment in order to receive a payment under the plan. Notwithstanding the foregoing, the Committee may determine, by separate agreement with any participant or otherwise, that all or a portion of an award for a plan year will be payable to the participant upon his or her death, disability, or termination of employment, or upon a change of control of the Company.

Non-Transferability. No award or rights under the plan may be transferred or assigned other than by will or by the laws of descent and distribution.

Amendments and Termination. The board of directors may terminate the plan and may amend it from time to time, except that no termination or amendment of the plan will materially and adversely affect the rights of a participant or a beneficiary with respect to previously certified annual incentive compensation. Amendments to the plan may be made without stockholder approval except as required to satisfy Section 162(m) of the Code.

Federal Income Tax Consequences. The following is a summary of certain Federal income tax aspects with respect to the Management Incentive Plan based upon the laws in effect on the date hereof.

Upon payment of annual incentive compensation to a participant for any plan year pursuant to the Management Incentive Plan, the participant will recognize ordinary income in the amount of such compensation on the date the compensation is paid.

The Company will generally be entitled to a deduction equal to the amount taxable as ordinary income to the participant, subject to the limitation imposed by Section 162(m) of the Code. The Company intends that compensation paid to participants pursuant to the plan will generally constitute “qualified performance-based compensation” under Section 162(m) of the Code and, consequently, should generally not be subject to the $1 million deduction limit thereunder.

The foregoing is based upon Federal income tax laws and regulations as presently in effect and does not purport to be a complete description of the Federal income tax aspects of the annual incentive compensation plan. Also, the specific state and local tax consequences to a participant and the Company may vary, depending upon the laws of the various states and localities and the individual circumstances of the participant.

Description of Amended and Restated 2002 Equity Incentive Plan

General. The 2002 Equity Incentive Plan is intended to attract and retain persons who are eligible to participate in the plan, motivate such persons by means of appropriate incentives to contribute to the long-range growth and success of the Company, provide incentive compensation opportunities that are competitive with those of similar companies and further associate the interests of the Company’s executive officers, employees, directors and non-employee contributors with those of its other stockholders and thereby promote the long-term financial interest of the Company and enhance stockholder return. The 2002 Equity Incentive Plan will provide for the grant to eligible employees, consultants and directors of stock options, restricted shares, restricted share units, performance shares, performance units, and other share- based awards (the “Awards”). An aggregate of 10,269,515 shares of Company’s common stock were originally reserved for issuance under the 2002 Equity Incentive Plan. In addition, during a calendar year (i) the maximum number of shares with respect to which options may be granted to a participant under the 2002 Equity Incentive Plan will be 500,000 shares, and (ii) the maximum number of shares which may be granted to a participant under the 2002 Equity Incentive Plan with respect to Awards intended to qualify as performance-based compensation under the Code (other than options) will be 200,000 shares. These share amounts are subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, as described below. In addition, if Awards are forfeited, terminated, surrendered or settled in cash or otherwise terminate without a distribution of shares to the participant, any shares counted against the number of shares reserved under the plan with respect to such Awards shall again be available for Awards under the plan. Shares issued pursuant to the 2002 Equity Incentive Plan will be either authorized but unissued shares or treasury shares.

Eligibility and Administration. Officers and other employees of, and consultants to, the Company and its subsidiaries and affiliates and directors of the Company will be eligible to be granted Awards under the 2002 Equity Incentive Plan. The 2002 Equity Incentive Plan will be administered by the Compensation Committee or such other Board committee (or the entire Board) as may be designated by the Board (the “Committee”). Unless otherwise determined by the Board, the Committee will consist of two or more members of the Board who are nonemployee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Code. The Committee will determine which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards.

Except for certain antidilution adjustments, unless the approval of shareholders of the Company is sought at some later date and thereafter obtained, options issued under the 2002 Equity Incentive Plan will not be amended to lower their exercise price, and options issued under the 2002 Equity Incentive Plan will not be exchanged for other options with lower exercise prices.

Awards. Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Company’s common stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the options.

Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during the applicable restriction period.

A restricted share unit will entitle the holder thereof to receive shares of Company’s common stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to restriction will be forfeited upon termination of employment during any applicable restriction period.

Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period. Performance objectives may vary from person to person and will be based upon such performance criteria as the Committee may deem appropriate. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

The Committee is also authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of Company’s common stock, as deemed by the Committee to be consistent with the purposes of the 2002 Equity Incentive Plan.

If the Committee determines that an Award of restricted shares, restricted share units, performance shares, performance units or other share-based awards should qualify under the performance-based compensation exception to the $1 million cap on deductibility of certain executive compensation under Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such awards shall be contingent upon achievement of preestablished performance goals based on one or more of the following business criteria for the Company and/or for specified subsidiaries or affiliates or other business units or lines of business of the Company: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created or economic profit; (7) operating margin or operating expense; (8) net income; (9) share price or total stockholder return; (10) book value; (11) expense ratio, (12) operating income; (13) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures; (14) loss ratio; (15) new business production; (16) investment programs initiated; (17) operating margin; (18) efficiency goals; and (19) employee retention or customer retention. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The maximum amount payable upon settlement of cash-settled performance units or other cash-settled awards granted under the 2002 Equity Incentive Plan during any calendar year to any Participant that is intended to satisfy the requirements of performance-based compensation under Section 162(m) of the Code shall not exceed $1,500,000.

Nontransferability. Unless otherwise set forth by the Committee in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Change in Control. In the event of a change in control (as defined in the 2002 Equity Incentive Plan), all Awards granted under the Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable and all restrictions shall lapse, unless otherwise provided in the applicable Award agreement.

Capital Structure Changes. If the Committee determines that any dividend in shares, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event affects the Company’s common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the 2002 Equity Incentive Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination. The 2002 Equity Incentive Plan may be amended, suspended or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Company’s common stock may then be listed or quoted will not be effective until such stockholder approval has been obtained. In addition, no amendment, suspension, or termination of the 2002 Equity Incentive Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

Effective Date and Term. The amendment and restatement of the 2002 Equity Incentive Plan is effective as of May 24, 2006. Unless earlier terminated, the 2002 Equity Incentive Plan will expire on the tenth anniversary of the effective date and no further awards may be granted thereunder after such date.

Federal Income Tax Consequences. The following is a summary of the federal income tax consequences of the 2002 Equity Incentive Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Company’s common stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Company’s common stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Company’s common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Company’s common stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the 2002 Equity Incentive Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the 2002 Equity Incentive Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Company’s common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of Company’s common stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Company’s common stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Company’s common stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Company’s common stock have been held. Where shares of Company’s common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Company’s common stock have been held.

If an option is exercised through the use of shares of Company’s common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares. A participant who receives restricted shares will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the Company’s common stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Company’s common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Company’s common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Company’s common stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Other Awards. With respect to restricted share units, performance shares, performance units, and other Awards under the 2002 Equity Incentive Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the 2002 Equity Incentive Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Payment of Withholding Taxes. The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements associated with Awards under the 2002 Equity Incentive Plan.

Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the 2002 Equity Incentive Plan) by a public company to each “covered employee” (i.e., the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options and other Awards granted under the 2002 Equity Incentive Plan to qualify as “qualified performance-based compensation” as set forth under Section 162(m), so that payments to named executive officers under the 2002 Equity Incentive Plan will be deductible under Section 162(m) of the Code.

Termination of 2006-2008 Long Term Incentive Plan

On May 23, 2006, the Compensation Committee of the Board of Directors of the Company reviewed the Amended and Restated 2002 Equity Incentive Plan and determined that the award criteria set forth therein was sufficiently broad to encompass the award criteria in the 2006-2008 Long Term Incentive Plan, previously disclosed under Item 1.01 of the Company’s Current Report on Form 8-K filed on March 6, 2006. As a result, the Committee concluded that it was unnecessary to maintain a separate 2006-2008 Long Term Incentive Plan. Therefore, subject to shareholder approval of the Amended and Restated 2002 Equity Incentive Plan which was received on May 24, 2006, the Compensation Committee voted to terminate the 2006-2008 Long Term Incentive Plan as it was no longer needed to achieve the long term incentive objectives of the Company.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Amended and Restated Management Incentive Plan

10.2	Amended and Restated 2002 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2006

USI HOLDINGS CORPORATION

By:	/s/ ERNEST J. NEWBORN, II
	Name:	Ernest J. Newborn, II
	Title:	Senior Vice President, General Counsel and Secretary